Exhibit 32.1

Certification Pursuant to 18 U.S.C Section 1350

(Adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report of InterDent Service Corporation on Form 10-K for the year ended December 31, 2005 (the “Report”), each of the undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of InterDent Service Corporation.

A signed original of this written statement required by Section 906 has been provided to InterDent Service Corporation and will be retained by InterDent Service Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

April 11, 2006

By:	/s/ Ivar S. Chhina

Ivar S. Chhina
Chief Executive Officer

By:	/s/ Robert W. Hill

Robert W. Hill
Chief Financial Officer